Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-277373) and Form S-8 (Nos. 333-293387, 333-284970, 333-277354, 333-270048, 333-263039, 333-262490, 333-253140, 333-236847, and 333-235255) of SiTime Corporation of our report dated May 1, 2026 relating to the combined financial statements of the Timing Product Business, a product line of Renesas Electronics America Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers Japan LLC
Tokyo, Japan
May 19, 2026